Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com
September 14, 2017

Fifth Third Holdings Funding, LLC

1701 Golf Road, Tower 1, 8th Floor

Rolling Meadows, Illinois 60008

Re:	Fifth Third Holdings Funding, LLC

Registration Statement on Form SF-3 (No. 333-211395)

Ladies and Gentlemen:

We have acted as special counsel to Fifth Third Holdings Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (the “Registration Statement”), the offering of the Class A-2-A Auto Loan Asset Backed Notes, the Class A-2-B Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes and the Class A-4 Auto Loan Asset Backed Notes (collectively, the “Offered Notes”) described in the final prospectus dated September 12, 2017 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Fifth Third Auto Trust 2017-1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement among the Company, The Bank of New York Mellon, as owner trustee, and BNY Mellon Trust of Delaware, as Delaware trustee (as amended and restated, the “Trust Agreement”). The Offered Notes and other Notes retained by the Company (such Notes collectively with the Offered Notes, the “Notes”) will be issued pursuant to an indenture (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as indenture trustee.

In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and current drafts of the Indenture (including the form of the Offered Notes included as an exhibit thereto) and the Trust Agreement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of

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MAYER BROWN LLP

Fifth Third Holdings Funding, LLC

September 14, 2017

1939, as amended, (b) the Offered Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Company and (c) payment of the agreed consideration for the Offered Notes has been received by the Issuer, such Offered Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

MAYER BROWN LLP

Fifth Third Holdings Funding, LLC

September 14, 2017

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP